SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): April 21, 2003
                                                  ------------------------
                                                  (April 15, 2003)


                              CAPITOL BANCORP LTD.
             (Exact name of Registrant as specified in its charter)


    Michigan                       33-24728C                      38-2761672
(State or other                    (Commission                    (IRS Employer
jurisdiction of                    file number)                   identification
incorporation)                                                    number)


                             Capitol Bancorp Center
                           200 Washington Square North
                             Lansing, Michigan 48933
                    (address of principal executive offices)


                                 (517) 487-6555
              (registrant's telephone number, including area code)


                                 Not Applicable
          (former name or former address, if changed since last report)

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ITEM 9. REGULATION FD DISCLOSURE.

Registrant is reporting hereunder its earnings announcement, pursuant to the
Item 12 disclosure requirements of this Form, for the period ended March 31, 2003 as set forth the exhibit attached hereto, dated April 15, 2003.

Concurrent with its earnings announcement, Capitol also announced completion of two capital-raising transactions, aggregating approximately $21 million. In March 2003, Capitol participated in a pooled trust-preferred securities offering, netting $10 million structured with a 30-year term and a floating interest rate currently approximating 4.59%. The second transaction involved the private placement of approximately 550,000 shares of Capitol Bancorp common stock with proceeds approximating $11 million, in early April 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CAPITOL BANCORP LTD.
                                         ---------------------------------------
                                                      (Registrant)


                                         \s\ Joseph D. Reid
                                         ---------------------------------------
                                         Joseph D. Reid, Chairman,
                                         President and Chief Executive Officer

DATED: April 21, 2003

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